Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35606, 33-47592,

33-86424, 333-40227, 333-62545, 333-36366, 333-33364, 333-67330 and 333-104225) and Form S-4 (No. 333-97899) of Schlumberger Limited of our report dated January 22, 2003, except as to the discontinued operations accounting treatment as discussed in the note “Discontinued Operations in 2003” as to which the date is September 11, 2003, relating to the financial statements of Schlumberger Limited, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

New York, New York

September 11, 2003